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                                                                     EXHIBIT 5.1

                  [JACKSON TUFTS COLE & BLACK, LLP LETTERHEAD]

                                January __, 1999


Beyond.com Corporation
1195 West Fremont Ave.
Sunnyvale, CA  94087

     Re: Beyond.com Corporation (the "Company") -- Registration Statement on Form S-1

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-1 which is expected to be filed with the Securities and Exchange Commission (the "Commission") on or about the date hereof (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the offer and sale of up to $63,250,000 aggregate principal amount of the Company's 7 1/4% Convertible Subordinated Notes Due December 1, 2003 (the "Notes") and 3,448,745 shares of common stock, par value $0.001 per share (the "Common Stock") of the Company, issuable on conversion thereof (the "Shares"), to be sold from time to time by the selling securityholders listed in the Registration Statement.

     As counsel to the Company in connection with this transaction, we have examined and relied on such documents, corporate records and other instruments, including the Indenture dated as of November 23, 1998, between the Company and LaSalle National Bank (the "Indenture") and certificates of officers of the Company, and made such further investigation and inquiry as we have deemed necessary to reach the opinions expressed herein. In making the foregoing examination, we have assumed the genuineness of all signatures on original documents and of all copies submitted to us.

     Based solely upon the foregoing, subject to the comments and exceptions hereinafter stated, it is our opinion that:

     1.   The Notes have been duly authorized for issuance.

     2.   The Indenture has been duly authorized, executed and delivered.

     3. The Shares, when issued and delivered in accordance with the terms of the Notes and the Indenture upon conversion of the Notes, will be legally issued, fully paid and nonassessable.

     We express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America, in each case as in effect of the date hereof.

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     We consent to the use of this opinion as an exhibit to the Registration
Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and in any amendment thereto.


                                       Very truly yours,

                                       /s/ JACKSON TUFTS COLE & BLACK, LLP
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